EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 11, 2022 relating to the financial statements of DHI Group, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of DHI Group, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Denver, Colorado

July 15, 2022